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infoUSA Inc.
(Name of Registrant as Specified In Its Charter)

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Dolphin Financial Partners, L.L.C.
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FOR Immediate Release

Contact: Arthur B. Crozier
Innisfree M&A Incorporated
212-750-5833

DOLPHIN SEEKS ELECTION OF THREE INDEPENDENT DIRECTORS

Dolphin Seeks To Build Real Stockholder Value Through Real Accountability

STAMFORD, CONNECTICUT, May 12, 2006 - Dolphin Limited Partnership I, L.P. and Dolphin Financial Partners which together own 2.0 million shares, or 3.6% of infoUSA Inc. (NASDAQ: IUSA), today sent a letter to all infoUSA stockholders outlining the experience, independence and qualification of their nominees and their plans to build value for all stockholders by introducing a new idea at infoUSA: Board and management accountability through meaningful corporate governance reform.

A copy of the letter follows:

Dolphin Limited Partnership I, L.P.
ninety-six cummings point road
stamford, ct 06902

May 12, 2006

Dear Fellow infoUSA Stockholder:

We are writing to urge you to vote for the three new, highly qualified and independent candidates Dolphin has nominated for election to infoUSA’s Board of Directors at the May 26, 2006 Annual Meeting. As you will see, these nominees have no ties to Dolphin, infoUSA or its management.

Your vote is extremely important as every vote counts. You can help bring independent and much needed voices to the infoUSA Board - voices that will represent the interests of ALL stockholders. Please sign, date and return the enclosed BLUE proxy card today!

Dolphin’s nominees are committed to ensuring that the interests of all stockholders, not just Mr. Vinod Gupta, who holds 40% of the Company, are fully represented on the Board. And further, that the full Board holds top management, including Mr. Vinod Gupta, accountable.

A New Idea At infoUSA:
Building Real Stockholder Value Through Real Accountability

We are writing to you again because we believe that your infoUSA investment has been, and will continue to be, harmed by the failure of the full Board to rein in Mr. Vinod Gupta. We have catalogued numerous serious issues, including: misuse of corporate assets; allowing Mr. Vinod Gupta to increase his ownership interest, and thereby limit your future value opportunities; and his opportunistic $11.75 offer for your shares after publicly stating that they were worth $18 per share.

The Board has not addressed these serious issues. Instead, they point to the Company’s supposed success, particularly through acquisitions. But once again, they are not telling you the whole truth.

Consider three simple facts:

1.	infoUSA has spent $600 million on acquisitions over the past ten years, but the Company’s current total value[1] is only $704 million. That does not sound like success to us.

2.	While top management has spent your money acquiring revenues, the Company’s profitability (EBITDA) is still at 2001 levels.

3.	The stock price is down 18% since infoUSA missed 1st quarter analyst expectations on April 21, 2006.

The Independent Nominees Have The Experience and Qualifications to Deliver on Their Commitment to Build Value For You

Malcolm “Mick” M. Aslin

▪
Mr. Aslin is former President and CEO of Gold Banc, Inc., a $700 million market cap financial services holding company. Mr. Aslin turned the bank around and led it through a successful merger with an $11 billion market cap Midwestern company where he now sits on the Board.

▪
His significant experience as a director includes: Gold Banc Corporation, Inc., Western National Bank, Unison Bancorporation, CompuNet Engineering, L.L.C., Visa USA, and United Missouri Bancshares, Inc.

▪	He served as Chairman of the Board at CompuNet, Western National and Unison.

Karl L. Meyer

-------------------------------
1The Company’s Total Enterprise Value consists of $135 million in long-term debt and $569 million in current market value of its issued and outstanding shares, as of May 11, 2006.

▪	Mr. Meyer is former Chairman and President of the Board of Ermis Maritime Holdings, an owner and operator of ocean going tankers.

▪
His significant experience as a director includes: Computer Horizons, where he was twice elected as a director; Stelmar Shipping Inc., where he was also the chairman of the audit committee; Home Port Bancorp, Inc.; and BT Shipping Limited.

▪	Earlier in his career, Mr. Meyer served as chairman of the Board and CEO of Marine Transport Lines, Inc., a commercial shipping company.

Robert A. Trevisani

▪	Mr. Trevisani is a former General Partner of the law firm Gadsby Hannah LLP, where he focused on corporate matters, in particular corporate governance. He is currently of counsel to the firm.

▪	His significant experience as a director includes: Home Port Bancorp, Inc., Computer Horizons and Salary.com, where he serves on the audit committee.

▪	He is also president and a director of the Commonwealth Charitable Fund Inc., a non-profit membership company.

To find out more information about these three highly qualified independent director nominees with no ties to Dolphin, infoUSA or its top management, visit our Web site at:
www.iusaccountability.com.

A Vote FOR Mick M. Aslin, Karl L. Meyer and Robert A. Trevisani
Is
A Vote FOR Building Real Value For All Stockholders Through Accountability.

Accountability Through Meaningful Corporate Governance Reform

Here is our plan:

▪	Review annually the effectiveness of senior management, including addressing the reasons for the unusually high rate of management turnover.

▪	Review all current business strategies and explore new strategies for operating the Company in the future.

▪	Adopt our by-law amendment to prohibit for three years the re-nomination or appointment by the Board of a Director who has been voted down by stockholders.

▪	Reconstitute the Special Committee to explore the best alternatives to maximize stockholder value.

▪	Name a truly independent Chairman of the Board.

▪	End Mr. Vinod Gupta’s exclusive exemption from the poison pill.

▪	Strengthen the Nominating and Corporate Governance Committee by retaining an independent search firm to recruit the best independent candidates with industry experience to fill vacancies.

▪	Establish and enforce meaningful policies to curb abusive related party transactions and improper use of corporate assets.

▪	Review all related party transactions and instances of improper use of corporate assets and seek reimbursement from those found to have received improper benefits.

▪
Strengthen the Compensation Committee by ensuring that all awards under the Company’s equity incentive plans truly incentivize the creation of stockholder value and do not cause unnecessary dilution to you.

▪	Eliminate the current equity incentive plan provisions permitting the repricing of options.

Vote FOR a New Idea at Infousa: Building Stockholder Value
Through Accountability. Vote the BLUE Proxy Card Today.

Dolphin has taken the steps to bring positive change and accountability to the full infoUSA Board. The rest is up to you. We need your help in this important election.

We Urge You To Vote FOR Proposals 1 And 2 To Elect Dolphin’s Independent Nominees And Support The Important
By-Law Amendment.

We encourage you to visit our website www.iusaccountability.com, on which we will continue to post documents and other information that disclose our findings on infoUSA.

Remember, if you hold your shares in the name of a bank or broker your vote is confidential!

If you have any questions, or would like assistance in voting your shares, please contact the company that is helping us with this most important election, Innisfree M&A Incorporated, at 1-888-750-5834.

Thank you for your support.

Very truly yours,

/s/ Donald T. Netter
Donald T. Netter
Senior Managing Director

IMPORTANT NOTE:

If you hold your shares in a bank or brokerage firm, you may be able to vote by telephone or Internet.

Please review the enclosed voting form to determine if these voting options are available to you.

If you have any questions, or need assistance in voting your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED
TOLL-FREE at 1-888-750-5834
I.